UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ATLAS TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Florida	94-3370795
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

PO Box 147165, Lakewood, Colorado, 80214

  (Address of Principal Executive Offices and Zip Code)

303-323-4896

(Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
N/A	N/A

Securities to be registered under Section 12(g) of the Act:

Common Stock, $0.00001 Par Value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	X

		Emerging growth company	X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

ITEM 1: DESCRIPTION OF BUSINESS

Nature of Business

Atlas Technology Group, Inc., a Florida corporation, (“Atlas”, “the Company”, “We", "Us" or “Our’) is a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

Our mailing address is PO Box 147165, Lakewood, Colorado, 80214 and our telephone number is 303-305-3855.

Our History

Atlas was incorporated in the state of Nevada in August 1996 under the name Pan World Corporation. In November 1999, the Company changed its name to Tribeworks, Inc. and redomiciled to the state of Delaware. In August 2007, the Company changed its name to Atlas Technology Group, Inc. In August 2015, the Company redomiciled to the State of Florida. In December 2015, the Company changed its name to Moxie Motion Pictures, Inc. In November 2018, the Company changed its name back to Atlas Technology Group, Inc.

Since its Inception in August 1996, the Company has at various times been involved in the following business activities: software sales, provision of information technology application support services, distribution of energy efficient lighting products and movie production and talent management.

By December 31, 2018, the Company had ceased all operations and had disposed of all its former operating subsidiaries.

Effective May 29, 2021, we entered into an agreement with Corporate Excellence Consulting Inc. (“CECI”), our then controlling shareholder, and Mr. David Cutler (“Mr. Cutler”) (“the Agreement”) under which:

-	CECI surrendered, and we cancelled, the single outstanding share of Series A Preferred Stock. The single outstanding share of Series A Preferred Stock carried super preferred voting rights enabling the holder to vote the equivalent of 61% of all voteable preferred and common shares issued and outstanding,

-	We issued a new share of Series A Preferred Stock, carrying the same super preferred voting rights described above, to Mr. Cutler. As a consequence of this issuance, Mr. Cutler became our new controlling shareholder,

-	Mr. Cutler was appointed as a director of ours and as our Chief Financial Officer,

-	Mr. Cutler paid $5,000 to CECI on our behalf as a partial repayment of the outstanding fees due by us to CECI,

-	Mr. Cutler undertook to pay a further $30,000 on our behalf as a full and final settlement of the outstanding fees due by us to CECI, such payment to be made on the approval by FINRA of a proposed name change and reverse stock split,

-	CECI agreed to accept the $35,000 to be paid to them by Mr. Cutler on our behalf in full and final settlement of the outstanding fees due by us to CECI.

The initial payment of $5,000 to CECI was made by Mr. Cutler as agreed.

There is no guarantee that it will be possible to complete the remaining terms of the Agreement.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

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Jumpstart Our Business Startups Act

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we did not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2020, our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large, accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

-	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

-	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

-	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to irrevocably opt into the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. They include statements regarding our:

	financial position,
	business plans,
	the future impact of the COVID-19 pandemic,
	budgets,
	amount, nature and timing of capital expenditures,
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	cash flow and anticipated liquidity,
	future operations of unknown nature costs,
	acquisition and development of other technology,
	future demand for any products and services acquired,
	operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" and include:

	general economic conditions,
	the future impact of the COVID-19 pandemic,
	our cost of operations,
	our ability to generate sufficient cash flows to operate,
	availability of capital,
	the strength and financial resources of our competitors,
	our ability to find and retain skilled personnel, and
	the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

General Business Plan

Our business plan to seek a merger has many uncertainties which pose risks to investors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources. We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. All of these activities have risk to investors including dilution and management.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition

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candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

 It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the

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conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We have not and do not own any intellectual property.

Employees

We presently have no full time executive, operational or clerical staff.

Throughout the years ended December 31, 2020 and 2019 and through May 28, 2021, Ms. Cortney Morris provided her services to us on a part time basis as director, Chief Executive Officer, President, Secretary and Chief Financial Officer. Ms. Morris ceased to be our Chief Financial Officer on May 29, 2021.

From May 29, 2021, Mr. David Cutler, our new controlling shareholder, was appointed as a director of ours and as our Chief Financial Officer to provide his services to us on a part time basis.

Revenue

We have not recognized any revenue from January 1, 2019 through June 30, 2021 or for the period from June 30, 2021 through the date of this filing.

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Factors Effecting Future Performance

Our goal is to obtain debt and, or, equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern.

Any acquisition or merger will most likely be dilutive to our existing stockholders.

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

ITEM 1A: RISK FACTORS

Our plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that any of the events can be successfully completed, that any such business will be identified or that any stockholder will realize any return on their shares after such a transaction has been completed. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us.

Our business is to seek to raise the debt and, or, equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

RISKS RELATED TO OUR COMPANY

WE HAVE A SHARHOLDERS’ DEFICIT AND ANTICIPATE FUTURE LOSSES

As of June 30, 2021, we had a stockholders’ deficit of $98,400.

Future losses are likely to occur as, until we have opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2020 and 2019, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

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WE INTEND TO PURSUE THE ACQUISITION OF AN OPERATING BUSINESS

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

SCARCITY OF, AND COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

WE HAVE NOT EXECUTED ANY FORMAL AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND HAVE ESTABLISHED NO STANDARDS FOR BUSINESS COMBINATIONS

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

WE MAY BE NEGATIVELY AFFECTED BY THE COVID-19 PANDEMIC

We have not commenced operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and identify an entity to merge with for the foreseeable future. We are unable to predict with any certainty the ultimate impact Covid-19 outbreak on our plans at this time.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROL OUR ACTIVITIES, HE MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO HIMSELF AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our principal shareholder has the voting rights of, and ability to convert his one share of Series A preferred stock into, 61% of our outstanding common stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. This insider also has the ability to delay or perhaps even block, by his ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

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OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our directors and us. Our Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See "Directors and Executive Officers" (page 23 below), and "Conflicts of Interest." (page 23 below).

WE MAY DEPEND UPON OUTSIDE ADVISORS; WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

WE ARE NOT A REPORTING COMPANY AT THIS TIME BUT WILL BECOME ONE DUE TO THE FILING OF THIS FORM 10.

Upon the successful filing of this Form 10, we will be subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section12(g). There can be no assurance that we shall be able to file this Form 10 successfully or that we shall become a reporting company.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

WE MAY NOT BE ABLE TO MEET THE FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements may have to also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

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•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different

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effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

WE HAVE A MATERIAL WEAKNESS IN OUR CONTROLS AND PROCEDURES

We have conducted an evaluation of our internal control over financial reporting based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations for the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of June 30, 2021 for the reasons discussed below:

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of June 30, 2021:

•	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise to meet our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

The management of the Company believes that these material weaknesses will remain until such time that the Company has the resources to increase the number of personnel committed to the performance of its financial duties that such weaknesses can be specifically addressed. This will include, but not limited to, the following:

•	Hiring of additional personnel to adequately segregate financial reporting duties.

•	The retention of outside consultants to review our controls and procedures.

IF WE PURSUE OUR OBJECTIVES OF EXPANDING OUR OPERATIONS THROUGH ACQUISITIONS, WE MAY BE UNABLE TO SUCCESSFULLY MANAGE THOSE ACQUISITIONS.

In connection with our anticipated acquisitions and new market expansion, we may face risks commonly encountered with growth through acquisitions and expansions. These risks include the incurrence of higher than anticipated capital expenditures and operating expenses, the adverse impact on our ongoing business resulting from greater attention of management to the acquired businesses or new market operations and difficulties encountered in integrating the operations and personnel of the acquired business. There can be no assurance that we will be successful in overcoming these risks or any other problems encountered with acquisitions or expansions. To the extent the Company does not successfully avoid or overcome the risks or problems related to its acquisitions or expansions, the Company's results of operations and financial condition could be adversely affected.

To the extent that the Company expands into new markets or through acquisition, it will need to employ or consult with personnel that are knowledgeable in such markets. In addition, the success of any particular acquisition may be significantly dependent on retaining key members of the acquired company's existing management. There can be no assurance that the Company will be able to employ or retain the necessary personnel, that the Company will be able to successfully implement its management process and culture with local management or that the Company's expansion efforts will be successful.

WE ARE DEPENDENT ON THE EFFORTS OF OUR MANAGEMENT TEAM TO CONTINUE OUR OPERATIONS.

The Company's future success depends on the continued services of its executive and senior officers, Cortney Morris and David Cutler. The loss of the services of one or more key personnel could have a material adverse effect upon the Company's operations. The

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Company's success also depends on its ability to attract and retain qualified personnel. There can be no assurances that the Company will be successful in attracting and retaining such personnel.

RISKS RELATED TO OUR SECURITIES

THERE IS A VERY LIMITED TRADING MARKET FOR OUR COMMON STOCK AND INVESTORS ARE NOT ASSURED OF THE OPPORTUNITY TO SELL THEIR STOCK, SHOULD THEY DESIRE TO DO SO.

Our common stock currently trades on the Pink Sheets. However, that stock has traded in very limited quantities in the past. We believe a significant factor in the limited market is our limited capitalization and liquidity, results of operation and the characterization of our stock as a “penny stock.” We hope to remedy our financial condition and results of operation in the future. This, in turn, may assist us in obtaining listing of our stock on the OTC-QB, Nasdaq or NYSE American Exchange. However, there is no assurance that any of these objectives will be met or that the market will ever increase to a point where investors could sell their stock at a desirable price, should they desire to do so.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

THE REGULATION OF PENNY STOCKS BY SEC AND NASD MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are currently listed on the OTC PINK. Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly-traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company

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such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

OUR STOCK IS GOING TO BE CLASSISFIED UNDER THE “SHELL” STATUS OF RULE 144(i) AND WILL NOT BE TRADEABLE EXCEPT UNDER LIMITED CIRCUMSTANCES.

Until and unless the Company meets certain criteria under Rule 144(i), our shares will not be tradeable for 1 year after we are no longer a “shell” defined as having minimal operations, and cash assets only, unless we file and pursue to effectiveness an Offering Statement on Form 1A or a Registration Statement on Form S-1. We also must remain current in our SEC filings under Section 13(a) of the Securities Exchange Act.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

We cannot give you any assurance that a broader or more active public trading market for our shares of Common Stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering all of our outstanding shares so officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, may have a depressive effect upon the price of the common stock in any market that may develop.

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

Our shares of common stock are listed on the Over the Counter Bulletin Board. It is likely that our common stock will be subject to price volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will be sustained. If an active market does not continue, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current shareholders.

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IF THE REGISTRATION OF OUR COMMON STOCK IS REVOKED IN THE FUTURE, OUR BUSINESS OPPORTUNITIES WILL CEASE TO EXIST

In the event our securities registration was to be revoked, we would not have the ability to raise money through the issuance of shares and would lose the ability to continue the business plan set out in this filing. Common stock issued and outstanding at that time would no longer be tradable.

 WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

WE MAY BE UNSUCCESSFUL IN FINDING A MERGER THAT CAN BE ACCOMPLISHED WITH POSITIVE LONG-TERM RESULTS

The business of selecting and entering into a merger is fraught with all kinds of issues.  For instance, the business may need capital that is never achieved, the management is not capable of carrying the business forward successfully, the business plan is ill conceived, and not executed, or competitive factors cause business failure.  There are many other factors in addition to these, as may have been discussed above in “Risk Factors” which could cause our company to fail and the investors capital will be at risk.

ITEM 2: FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10 and other reports filed by us from time to time with the SEC (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to our business, industry, and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

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OVERVIEW

Atlas Technology Group, Inc., a Florida corporation, (“Atlas”, “the Company”, “We", "Us" or “Our’) is a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

PLAN OF OPERATION

Our plan of operations is to raise debt and/or equity to meet our ongoing operating expenses and seek to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that we will successfully complete this series of transactions. In particular, there is no assurance that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

Our intended general and administrative budget for the next twelve months is as follows:

	Q3 financial year ended December 31, 2021	Q4 financial year ended December 31, 2021	Q1 financial year ended December 31, 2022	Q2 financial year ended December 31, 2022	Twelve Month Total
Accounting	$4,000	$4,000	$4,000	$4,000	$16,000
Legal	5,000	5,000	5,000	5,000	20,000
Other fees	1,000	1,000	1,000	1,000	4,000
General and administrative	1,500	1,500	1,500	1,500	6,000
Miscellaneous	500	500	500	500	2,000
Salaries	15,000	15,000	15,000	15,000	60,000
Total Operating Expenses	$27,000	$27,000	$27,000	$27,000	$108,000

As of June 30, 2021, we had no cash on hand and committed resources of debt or equity to fund these losses. We will be reliant, potentially, on advances from our principal shareholders or our directors and officers. There can be no guarantee that we will be able to obtain sufficient funding these sources.

Our principal shareholder has indicated his intention to provide such funds as may be required for the Company to become, and remain, a fully reporting public company while seeking to create value for shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of its common stock. Such intentions do not represent a binding commitment by the principal shareholder and there is no guarantee that our two principal shareholders will be able to provide the funding necessary to achieve this objective.

We currently believe that our principal shareholder will be able to provide us with the funding necessary to effect our business plan to merge with another entity. However, while our principal shareholder has indicated his intention to provide us with sufficient funding to achieve this objective, there is no guarantee that he will be able to provide funding necessary to enable us to merge with another entity.

If we are unable to obtain the necessary funding from our principal shareholder, we anticipate facing major challenges in raising the necessary funding to effect our business plan to merge with another entity. Raising debt or equity funding for small publicly quoted, penny stock, shell companies is always extremely challenging.

We may face a number of obstacles in our attempt to raise funding to achieve our objective of merging with a yet to be identified company or group. One of those is Rule 419, under the Securities Act of 1933.

Rule 419 defines a "blank check company" as a company that: i. Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and ii. Is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We are a “blank check company” and therefore, in order to raise public or private funds, we must comply with the requirements of Rule 419 which includes restrictive escrow and other provisions. These provisions will make it difficult, if not impossible, for us to raise funds for the company.

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Therefore, because of these difficulties in raising funding in penny stock or shell companies, if our principal shareholder is unable to provide us with the funding required to merge with another entity, it is very likely that we will be unable to implement our business plan to merge with another entity to create value for all of our shareholders”.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources.

We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We expect that the selection of a business opportunity will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our sole director. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

RESULTS OF OPERATIONS FOR THREE MONTH PERIOD ENDED JUNE 30, 2021 COMPARED TO THE THREE MONTHS ENDED JUNE 2020

We are a publicly quoted shell company seeking to merge with other entities with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

Revenue

We recognized no revenue during the three months ended June 30, 2021 or 2020 as we had no revenue generating activities during this period.

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General and Administrative Expenses

During the three months ended June 30, 2021, we incurred general and administrative expenses of $51,950, comprising consulting fees to our pervious and current controlling shareholders of $50,900, state filing fees of $900 and share transfer agent fees of $150. Of the consulting fees to our pervious and current controlling shareholders, $39,900 was attributable to the fair value of one share of Series A preferred stock issued to our current controlling shareholder.

By comparison, during the three months ended June 30, 2020, we incurred general and administrative expenses of $9,150, comprising consulting fees to our pervious controlling shareholder of $9,000 and share transfer agent fees of $150.

Gain on Partial Settlement of Liabilities

During the three months ended June 30, 2021, we recognized a gain of $4,270 on a partial payment we made to one of our creditors. The creditor reduced the remaining balance owed by us on receipt of the partial payment.

We recognized no such gain during the three months ended June 30, 2020.

Operating Loss

During the three months ended June 30, 2021 and 2020, we recognized operating losses of $47,680 and $9,150, respectively, due to the factors discussed above.

Loss before Income Tax

During the three months ended June 30, 2021 and 2020, we recognized losses before income tax of $47,680 and $9,150, respectively, due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the three months ended June 30, 2021 and 2020 as we incurred taxable losses in both periods

Net Loss

During the three months ended June 30, 2021 and 2020, we recognized net losses of $47,680 and $9,150, respectively, due to the factors discussed above.

RESULTS OF OPERATIONS FOR SIX MONTH PERIOD ENDED JUNE 30, 2021 COMPARED TO THE SIX MONTHS ENDED JUNE 2020

We are a publicly quoted shell company seeking to merge with other entities with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

Revenue

We recognized no revenue during the six months ended June 30, 2021 or 2020 as we had no revenue generating activities during this period.

General and Administrative Expenses

During the six months ended June 30, 2021, we incurred general and administrative expenses of $61,100, comprising consulting fees to our pervious and current controlling shareholders of $59,900, state filing fees of $900 and share transfer agent fees of $300. Of the consulting fees to our pervious and current controlling shareholders, $39,900 was attributable to the fair value of one share of Series A preferred stock issued to our current controlling shareholder.

By comparison, during the six months ended June 30, 2020, we incurred general and administrative expenses of $18,300, comprising consulting fees to our pervious controlling shareholder of $18,000 and share transfer agent fees of $300.

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Gain on Partial Settlement of Liabilities

During the six months ended June 30, 2021, we recognized a gain of $4,270 on a partial payment made to one of our creditors. The creditor reduced the remaining balance owed by us on receipt of the partial payment.

We recognized no such gain during the three months ended June 30, 2020.

Operating Loss

During the six months ended June 30, 2021 and 2020, we recognized operating losses of $56,830 and $18,300, respectively, due to the factors discussed above.

Loss before Income Tax

During the six months ended June 30, 2021 and 2020, we recognized losses before income taxes of $56,830 and $18,300, respectively, due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the six months ended June 30, 2021 and 2020 as we incurred taxable losses in both periods

Net Loss

During the six months ended June 30, 2021 and 2020, we recognized net losses of $56,830 and $18,300, respectively, due to the factors discussed above.

CASH FLOW

As of June 30, 2021, we did not have any cash or cash equivalents, no assets, no revenue generating activities or other source of income and we had some outstanding liabilities of $98,400 and a shareholders’ deficit of $98,400.

By comparison, as of December 31, 2020, we did not have any cash or cash equivalents, no assets, no revenue generating activities or other source of income and we had some outstanding liabilities of $81,470 and a shareholders’ deficit of $81,470.

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders, we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2020 and 2019, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

	Six months ended	Six months ended
	June 30, 2021	June 30, 2020,
Net Cash Used in Operating Activities	$(8,400)	$0
Net Cash Used in Investing Activities	—	—
Net Cash Provided by Financing Activities	8,400	—
Net Movement in Cash and Cash Equivalents	$—	$—

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Operating Activities

During the six months end June 30, 2021, we recognized a net loss $56,830 which was reduced for cash flow purposes by $39,900 for compensation paid in preferred stock, a $4,270 non-cash gain on the partial settlement of a liability and the $15,000 increase in the accruals – related parties and increased by $2,200 for a reduction in accounts payable resulting in a net $8,400 being used in operating activities.

By comparison during the six months ended June 30, 2020, we recognized a net loss $18,300 which for cash flow purposes was fully offset by an increase in accruals related party of $18,000 and accounts payable of $300 resulting in a net $0 being used in, or generated by, operating activities.

Investing Activities

We did not engage in any investing activities during the six-month periods ended June 30, 2021 and 2020.

Financing Activities

During the six-months ended June 30, 2021, we received $8,400 by way of loan from our chief financial officer, director and new controlling shareholder resulting in a total of $8,400 generated from financing operations.

By comparison, we did not engage in any financing activities during the six-month periods ended June 30, 2020.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations

RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2020 COMPARED TO THE YEAR ENDED DECEMBER 31, 2019

We are a publicly quoted shell company seeking to merge with other entities with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

Revenue

We recognized no revenue during the years ended December 31, 2020 and 2019 as we had no revenue generating activities during this period.

General and Administrative Expenses

During the years ended December 31, 2020 and 2019, we incurred general and administrative expenses of $36,600 in both years, comprising consulting fees to our then controlling shareholder totaling $36,000 and share transfer agent fees of $600.

Operating Loss

During the years ended December 31, 2020 and 2019 2020, we incurred an operating loss of $36,600 in each year due to the factors discussed above.

Loss before Income Tax

During the years ended December 31, 2020 and 2019, we incurred a loss before taxes of $36,600 in each year due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded during the years ended December 31, 2020 and 2019 as we incurred taxable losses in both periods

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Net Loss

During the years ended December 31, 2020 and 2019, we incurred a net loss of $36,600 in each year due to the factors discussed above.

CASH FLOW

As of December 31, 2020, we did not have any cash or cash equivalents, no assets, no revenue generating activities or other source of income and we had some outstanding liabilities of $81,470 and a shareholders’ deficit of $81,470.

By comparison, as of December 31, 2019, we did not have any cash or cash equivalents, no assets, no revenue generating activities or other source of income and we had some outstanding liabilities of $44,870 and a shareholders’ deficit of $48,870.

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders, we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2020 and 2019, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

	Year ended	Year ended
	December 31, 2020	December 31, 2019
Net Cash Used in Operating Activities	$0	$0
Net Cash Used in Investing Activities	—	—
Net Cash Provided by Financing Activities	—	—
Net Movement in Cash and Cash Equivalents	$—	$—

Operating Activities

During both the years ended December 31, 2020 and 2019, we incurred losses of $36,600 which were funded by a $36,000 increase in accruals – related party and a $600 increase in accounts payable. Consequently, operating activities during both the years ended December 31, 2020 and 2019 neither used or generate cash flow from operating activities.

Investing Activities

We did not engage in any investing activities during the years ended December 31, 2020 and 2019.

Financing Activities

We did not engage in any financing activities during the years ended December 31, 2020 and 2019.

Financing Activities

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

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CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 3 of our Financial Statements on page F-9. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future.

Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As of June 20, 2021, we have no off-balance sheet arrangements.

Share-based Compensation

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the equity instruments issued in accordance with ASC 718, “Compensation - Stock Compensation.” Measurement date for non-employees is the grant date of the stock-based compensation. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Recently Issued Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer, who is our principal executive officer, and our Chief Financial Officer, who is our principal financial and accounting officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not effective as of June 30, 2021.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements

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are reasonable. There are inherent limitations in the effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not effective as of June 30, 2021 for the reasons discussed below.

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of June 30, 2021:

•	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

There are no assurances that the material weaknesses and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form 10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting the three and six months ended June 30, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 3: PROPERTIES

We do not own or lease any properties.

We have a mailing address at PO Box 147,165, Lakewood, Colorado, 80214.

The post office box is adequate for our operations at this time.

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ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the date hereof the number and percentage of the outstanding shares of common stock, which according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,
(ii)	each executive officer,
(iii)	all current directors and executive officers as a group, and
(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common	Cortney Morris (1)	0	0.00%
Common	David J. Cutler (1)	0	0.00%
	All directors and officers as a group	0	0.00%

	Greater than 5% Shareholders
Common	James J. Albion (3)	700,000,000	11.96%
Common	Kevin Mahar (4)	575,000,000	9.83%
Common	Jurojin, Inc. (5)	316,000,000	5.4%

Preferred	Cortney Morris (1)	0	0.00%
Preferred	David J. Cutler (1) (6)	1	100.00%

	All directors and officers as a group	1	100%

(1)	PO Box 147165, Lakewood, Colorado, 80214

(2)	Based on 5,850,705,874 common shares issued and outstanding and 1 share of Series A Preferred Stock issued and outstanding.

(3)	PO Box 487, Dover, New Hampshire, 03821

(4)	5103 Eastman Avenue, 120, Midland, Michigan, 48640

(5)	Samuel & 58th Avenue, 7th Floor, PH ADR TECH RWR Local 7 A, Panama City, Panama

(6)	The holder of the one share of Series A Preferred Stock has voting rights equivalent to 61% of the number of votable preferred and common shares issued and outstanding and is entitled to convert into such number of common shares as to represent 61% of the common shares issued and outstanding.

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ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names, ages, and positions with us for each of our directors and officers as of July 26, 2021:

Name	Age	Position	Since
Cortney Morris	43	Chief Executive Officer, Director	September 15, 2018 / July 27, 2015
David J. Cutler	65	Chief Financial Officer, Director	May 29, 2021

Cortney Morris

Ms., Morris was initially appointed as a director and President of the Company effective July 27, 2015. In August 2016, Ms. Morris ceased to be our President and was appointed as the Company Secretary while continuing her role as a director. In September 2018, Ms. Morris was reappointed as President and as Chief Executive Officer and Chief Financial Officer. Ms. Morris ceased to be Chief Financial Officer on May 29, 2021. Ms. Morris has a Bachelor’s degree in Psychology from Florida Atlantic University.

David J. Cutler

Mr. Cutler has been our Chief Financial Officer and director since May 29, 2021. Mr. Cutler is currently the Principal of Cutler & Co. LLC, a PCAOB registered auditing firm. Between 2011 and 2017, Mr. Cutler was initially chief financial officer and subsequently chief executive officer and a director of US Precious Metals, Inc., an OTC quoted gold exploration company with mining interests in Mexico. Between 2012 and 2017, Mr. Cutler was also chief financial officer and director of Discovery Gold Corporation, an OTC quoted gold exploration company with exploration rights in Ghana. Mr. Cutler was the chief executive officer and director of the following publicly quoted shell companies: Canning Street Corporation (successor company to Alexandria Advantage Warranty) (2020-2021), Company Southwestern Water Exploration Co. (2011 – 2017), Naerodynamics, Inc. (2015-2016), Torrent Energy Corp. (2011-2015) and Quantech Electronics Corp. (2012-2015). Effective February 23, 2017, Mr. Cutler was barred by the PCAOB from being an associated person of a registered public accounting firm. This bar was lifted by the PCAOB effective January 15, 2020. Mr. Cutler holds a Master’s degree from Cambridge University in the United Kingdom and qualified as a British Chartered Accountant and Chartered Tax Advisor with Arthur Andersen & Co. in London. He was subsequently admitted as a Fellow of the UK Institute of Chartered Accountants. Since arriving in the United States, David has qualified as a Certified Public Accountant, a Certified Valuation Analyst of the National Association of Certified Valuation Analysts and obtained an executive MBA from Colorado State University.

No family relationships exist between any of the officers or Directors of the Company.

CONFLICTS OF INTEREST – GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

CONFLICTS OF INTEREST – CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

COMMITTEES OF THE BOARD OF DIRECTORS

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

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The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

ITEM 6: EXECUTIVE COMPENSATION

Executive compensation during the years ended December 31, 2020 and 2019, was as follows:

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTIONS AWARDS ($)	NONQUALI-FIED DEFERRED COMPENS- ATION ($)	ALL OTHER COMP	TOTAL
Cortney Morris, Director, Chief Executive Officer, Chief Financial Officer,	2020	$0	$0	$0	$0	$0	$0	$0
	2019	$0	$0	$0	$0	$0	$0	$0

David J. Cutler (1) Director, Chief Financial Officer,	2020	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2019	n/a	n/a	n/a	n/a	n/a	n/a	n/a
(1)	Mr. Cutler was not appointed as a director and officer of the Company until May 29, 2021.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Directors and Officers Remuneration

During the years ended December 31, 2020 and 2019, we accrued no compensation for our sole director and officer.

During the three and six months ended June 30, 2021 we accrued $5,000 in compensation and issued one share of Series A Preferred Stock as compensation with a fair value of $39,900 to our newly appointed director and chief financial officer (Mr. Cutler).

Consulting Fees – Related Party

During the years ended December 31, 2020 and 2019, we accrued consulting fees of $36,000 in each year, payable to our then controlling shareholder.

During the three and six months ended June 30, 2021 we accrued consulting fees of $15,000 payable to our former controlling shareholder.

Related Party Loan

During the years ended December 31, 2020 and 2019, we received no funding from related parties.

During the three and six months ended June 30, 2021, we received $8,400 by way of loan to fund our working capital requirements from a director and officer (Mr. Cutler) who is also our current controlling shareholder.

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The loan is interest free, unsecured and due on demand.

Stock Options

We currently do not have an incentive stock option plan.

No stock options were issued or outstanding during the period from years ended December 31, 2020 and 2019, the three and six months ended June 30, 2021 nor as of the date of this filing.

ITEM 8: LEGAL PROCEEDINGS

Neither we nor any of our officers, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED SRUS MATTERS

Market Price and Stockholder Matters

Shares of our common stock trade on the OTC PINK and quotations for the common stock are listed by the OTC Markets under the symbol "ATYG."

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

During the fiscal years ended December 31 2020 and 2019, and the three and six months ended June 30, 2021, we had a trading history as follows:

	HIGH	LOW
Quarter Ended:

June 30, 2021	$0.0016	$0.0003
March 31, 2021	$0.0020	$0.0001

December 31, 2020	$0.0010	$0.0001
September 30, 2020	$0.0010	$0.0001
June 30, 2020	$0.0001	$0.0001
March 31, 2020	$0.0020	$0.0001

December 31, 2019	$0.0002	$0.0001
September 30, 2019	$0.0001	$0.0001
June 30, 2019	$0.0001	$0.0001
March 31, 2019	$0.0001	$0.0001

Last Reported Price.

On July 23, 2021, the last reported bid price of our shares of common stock reported on the OTC PINK was $0.0007 per share.

Record Holders.

There were 115 holders of record as of July 23, 2021. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

Our transfer agent is Signature Stock transfer, Inc., 14673 Midway Road, Suite 220, Addison, Texas, 75001. Their telephone number is (972) 612-4120.

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Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

No common shares have been issued in the last three years.

Effective May 29, 2021, we issued one share of Series A Preferred stock, valued $39,900 by an independent valuation company, as compensation for our newly appointed director and chief financial officer.

No other preferred shares have been issued in the last three years.

ITEM 11: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 15,000,000,000 shares of our Common Stock, $0.00001 par value (the "Common Stock"). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

A total of 5,850,705,874 shares of common stock are currently outstanding on the date of this Form 10 registration statement.

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Description of Preferred Stock

We are authorized to issue 25,000,000 shares of preferred stock with a par value of $0.00001, with such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Preferred Stock.

1 share of Series A Preferred Stock and 24,999,999 shares of Series B Preferred Stock were designated effective August 3, 2015.

There are no remaining shares of preferred stock available for designation at this time.

Series A Preferred Stock

We are authorized to issue 1 share of Series A Preferred Stock with a par value of $0.00001.

The share of Series A Preferred Stock carries super majority voting rights such that it can vote the equivalent of 61% of all votable preferred and common stock at all times.

The share of Series A Preferred Stock is convertible into such number of shares of common which shall equal 61% ownership of the common stock of the Company at the option of the Holder.

One share of Series A Preferred Stock is currently outstanding on the date of this Form 10 registration statement.

Series B Preferred Stock

We were authorized to issue 24,999,999 shares of Series B Preferred Stock with a par value of $0.00001.

Each share of Series B Preferred Stock is entitled to one vote.

In the event of a liquidation, each share of Series B Preferred Stock is entitled to $1.00 per share distribution before any distribution is made to holders of any stock ranking junior to the Series B Preferred Stock.

Each share of series B Preferred Stock is convertible into 100,000 common shares of the Company.

No shares of Series B Preferred Stock are currently outstanding on the date of this Form 10 registration statement.

Transfer Agent

Our transfer agent is Signature Stock transfer, Inc., 14673 Midway Road, Suite 220, Addison, Texas, 75001. Their telephone number is (972) 612-4120.

FLORIDA ANTI-TAKEOVER LAWS

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

-	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

-	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

-	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

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-	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901. In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approves such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles and Bylaws subject to the provisions of Florida law contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he/she reasonably believed was in the best interest of the corporation. Insofar, indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons. We have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the years ended December 31, 2020 and 2019 and our reviewed financial statements for the three and six months ended June 30, 2021 appear at the end of this registration statement on pages F-1 though F-26.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

On July 16, 2021, we appointed M.S. Madhava Rao, as our independent auditors.

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Our audited financial statements for the years ended December 31, 2020 and 2019 and our reviewed financial statements for the three and six months ended June 30, 2021 appear at the end of this registration statement on pages F-1 though F-26.

Exhibits

See the Exhibit Index following the signature page.

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Atlas Technology Group, Inc.

Date:	July 26, 2021	By:	/s/ Cortney Morris
Cortney Morris Chief Executive Officer (Principal Executive Officer)

Date:	July 26, 2021	By:	/s/ David J. Cutler
David J. Cutler Chief Financial Officer (Principal Accounting Officer)

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Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Title of Document
3(i).1	Articles of Incorporation - Florida– Atlas Technology Group, Inc. – August 3, 2015
3(i).2	Articles of Amendment of Articles of Incorporation – Atlas Technology Group, Inc. – December 3, 2015
3(i).3	Articles of Amendment of Articles of Incorporation – Atlas Technology Group, Inc. – November 28, 2018
4.1	Certificate of Designation of Series A Super Majority Voting Convertible Preferred Stock – Atlas Technology Group, Inc. – May 29, 2021
23.1	Consent of Independent Registered Accounting Firm

30

ATLAS TECHNOLOGY GROUP, INC.

FINANCIAL STATEMENTS

C O N T E N T S

AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
COVER PAGE	F-1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-3
BALANCE SHEETS AS OF DECEMBER 31, 2020 AND 2019	F-4
STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019	F-5
STATEMENTS OF CHANGES SHAREHOLDERS’ DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019	F-6
STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019	F-7
NOTES TO AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019	F-8

CONDENSED UNAUDITED FINANCIAL STATEMENTS FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2021
COVER PAGE	F-16
CONDENSED UNAUDITED BALANCE SHEETS AS OF JUNE 30, 2021 AND DECEMBER 31, 2020	F-17
CONDENSED UNAUDITED STATEMENTS OF OPERATIONS FOR THE THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2021	F-18
CONDENSED UNAUDITED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT FOR THE THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2021	F-19
CONDENSED UNAUDITED STATEMENTS OF CASH FLOWS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2021	F-20
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS FOR THE THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2021	F-21

31

ATLAS TECHNOLOGY GROUP, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

F-1

ATLAS TECHNOLOGY GROUP, INC.

AUDITED FINANCIAL STATEMENTS

C O N T E N T S

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Atlas Technology Group, Inc.

Edgewater, Colorado

Opinion on the Financial Statements

We have audited the accompanying Consolidated balance sheet of Atlas Technology Group, Inc. (the “Company”) as of December 31, 2019 and 2020, the related statements of operations, changes in shareholders’ deficit and the related notes (collectively referred to as the “financial statements”).   In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2020, and the results of its operations and its cash flows for the periods ended December 31, 2019 and 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of the liabilities in the normal course of business. The Company has an accumulated deficit of $81,470 and had a negative cash flow from operations amounting to $0 for the year ended December 31, 2020. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Critical Audit Matters

Critical audit matters arising from the current period of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit below, providing separate opinions on the critical audit matters or the accounts or disclosures to which they relate.

Related party transactions.

As discussed in Note 5 to the financial statement, the Company has accrued related parties an amount $72,000 and $36,000 as of the date of December 31, 2020 and 2019.

The procedure performed to address the matter included: obtaining confirmation from related party.

/s/ M.S. Madhava Rao

_____________________

M.S. Madhava Rao

Chartered Accountant

Bangalore, India

July 26, 2021

F-3

ATLAS TECHNOLOGY GROUP, INC.
BALANCE SHEETS

	DECEMBER 31,
	2020	2019

ASSETS

Current Assets
Cash and Cash Equivalents	$—	$—

Total Current Assets	—	—

Total Assets	$—	$—

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	$9,470	$8,870
Accruals - Related Party	72,000	36,000

Total Current Liabilities	81,470	44,870

Total Liabilities	81,470	44,870

Commitments and Contingencies (Note 7)

Shareholders' Deficit
Series A Preferred Stock, $0.00001 value, 1 share
authorized, 1 share issued and outstanding	176,360	176,360
Series B Preferred Stock, $0.00001 par value, 24,999,999 authorized,
0 shares issued or outstanding	—	—
Common Stock, $0.00001 par value, 15,000,000,000 shares
authorized, 5,850,705,874 shares issued and outstanding	58,507	58,507
Additional Paid In Capital	30,530,982	30,530,982
Retained Deficit	(30,847,319)	(30,810,719)

Total Shareholders' Deficit	(81,470)	(44,870)

Total Liabilities and Shareholders' Deficit	$0	$0

The accompanying notes are an integral part of these audited financial statements

F-4

ATLAS TECHNOLOGY GROUP, INC.
STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED
	DECEMBER 31, 2020	DECEMBER 31, 2019
REVENUE	$—	$—

EXPENSES
General and administrative expenses	36,600	36,600

Total Expenses	36,600	36,600

OPERATING LOSS	(36,600)	(36,600)

OTHER INCOME (EXPENSE)	—	—

INCOME (LOSS) BEFORE TAXES	(36,600)	(36,600)

TAXES	—	—

NET INCOME (LOSS)	$(36,600)	$(36,600)

Net Income (Loss) per Common Share: Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding: Basic and Diluted	5,850,705,874	5,850,705,874

The accompanying notes are an integral part of these audited financial statements

F-5

ATLAS TECHNOLOGY GROUP, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

	Series A Preferred Shares		Common Shares		Additional Paid-In	Retained
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2018	1	$176,360	5,850,705,874	$58,507	$30,530,982	$(30,774,119)	$(8,270)

Net loss for the year	—	—	—	—	—	(36,600)	(36,600)

Balance at December 31, 2019	1	176,360	5,850,705,874	58,507	30,530,982	(30,810,719)	(44,870)

Net loss for the year	—	—	—	—	—	(36,600)	(36,600)

Balance at December 31, 2020	1	$176,360	5,850,705,874	$58,507	$30,530,982	$(30,847,319)	$(81,470)

The accompanying notes are an integral part of these audited financial statements

F-6

ATLAS TECHNOLOGY GROUP, INC.
STATEMENTS OF CASH FLOWS

	FOR THE YEAR ENDED
	DECEMBER 31, 2020	DECEMBER 31, 2019

Cash Flow from Operating Activities:

Net Income (Loss)	$(36,600)	$(36,600)
Adjustments to reconcile net income (loss) to
net cash from operating activities	—	—

Changes in working capital items:
Accounts payable	600	600
Accruals - related parties	36,000	36,000

Net Cash Flow used in Operating Activities	0	0

Net Cash Flow from Financing Activities	—	—

Net Cash Flow from Financing Activities	—	—

Net Change in Cash:	0	0

Beginning Cash:	$0	$—

Ending Cash:	$0	$0

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

The accompanying notes are an integral part of these audited financial statements

F-7

ATLAS TECHNOLOGY GROUP, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Atlas Technology Group, Inc., a Florida corporation, (“Atlas”, “the Company”, “We", "Us" or “Our’) is a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

History

Atlas was incorporated in the state of Nevada in August 1996 under the name Pan World Corporation. In November 1999, the Company changed its name to Tribeworks, Inc. and redomiciled to the state of Delaware. In August 2007, the Company changed its name to Atlas Technology Group, Inc. In August 2015, the Company redomiciled to the State of Florida. In December 2015, the Company changed its name to Moxie Motion Pictures, Inc. In November 2018, the Company changed its name back to Atlas Technology Group, Inc.

Since its Inception in August 1996, the Company has at various times been involved in the following business activities: software sales, provision of information technology application support services, distribution of energy efficient lighting products and movie production and talent management.

By December 31, 2018, the Company had ceased all operations and had disposed of all its former operating subsidiaries.

Effective May 29, 2021, we entered into an agreement with Corporate Excellence Consulting Inc. (“CECI”), our then controlling shareholder, and Mr. David Cutler (“Mr. Cutler”) (“the Agreement”) under which:

-	CECI surrendered, and we cancelled, the single outstanding share of Series A Preferred Stock. The single outstanding share of Series A Preferred Stock carried super preferred voting rights enabling the holder to vote the equivalent of 61% of all voteable preferred and common shares issued and outstanding,

-	We issued a new share of Series A Preferred Stock, carrying the same super preferred voting rights described above, to Mr. Cutler. As a consequence of this issuance, Mr. Cutler became our new controlling shareholder,

-	Mr. Cutler was appointed as a director of ours and as our Chief Financial Officer,

-	Mr. Cutler paid $5,000 to CECI on our behalf as a partial repayment of the outstanding fees due by us to CECI,

-	Mr. Cutler undertook to pay a further $30,000 on our behalf as a full and final settlement of the outstanding fees due by us to CECI, such payment to be made on the approval by FINRA of a proposed name change and reverse stock split,

-	CECI agreed to accept the $35,000 to be paid to them by Mr. Cutler on our behalf in full and final settlement of the outstanding fees due by us to CECI.

The initial payment of $5,000 to CECI was made by Mr. Cutler as agreed.

There is no guarantee that it will be possible to complete the remaining terms of the Agreement.

F-8

Impact of the COVID-19 Pandemic

We have not commenced operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and identify an entity to merge with for the foreseeable future. We are unable to predict with any certainty the ultimate impact Covid-19 outbreak on our plans at this time.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have no ongoing business or income and had a shareholders’ deficit of $81,470 as of December 31, 2020. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. The Company has selected December 31 as its financial year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of December 31, 2020 and 2019, our cash balance was $0.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

F-9

Our financial instruments consist of our accounts payable and accrued expenses - related party. The carrying amount of our accounts payable and accrued expenses- related parties approximates their fair values because of the short-term maturities of these instruments

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Note 5 below for details of related party transactions in the period presented.

Fixed Assets

We owned no fixed assets during the years ended December 31, 2020 and 2019.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in the Company’s balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date. The operating ROU asset also includes any lease payments made and exclude lease incentives. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company was not party to any lease transactions during the years ended December 31, 2020 and 2019.

Income Taxes

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long-term liabilities in the financial statements.

Revenue Recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

F-10

Step 5: Recognize revenue when the entity satisfies a performance obligation

As the Company had no business operations during the years ended December 31, 2020 and 2019, we have not identified specific planned revenue streams.

During the years ended December 31, 2020 and 2019, we did not recognize any revenue.

Advertising Costs

We expense advertising costs when advertisements occur.  No advertising costs were incurred during the years ended December 31, 2020 and 2019.

Stock Based Compensation

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the equity instruments issued in accordance with ASC 718, “Compensation - Stock Compensation.” Measurement date for non-employees is the grant date of the stock-based compensation. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Recently Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. ACCOUNTS PAYABLE

As of December 31, 2020 and 2019, the balance of accounts payable totaled $9,470 and $8,870 respectively.

These balances were owed to the Company’s share transfer agent.

NOTE 5. ACCRUALS - RELATED PARTY

As of December 31, 2020 and 2019, the balance of accruals - related party totaled $72,000 and $36,000 respectively.

These accruals relate to consulting fees due to our former controlling shareholder.

NOTE 6. INCOME TAXES

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code that affect fiscal 2018, including, but not limited to requiring a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries that is payable over eight years. The Tax Act also establishes new tax laws that will affect 2018 and later years, including, but not limited to, a reduction of the U.S. federal corporate tax rate from 34% to 21%, a general elimination of U.S. federal income taxes on dividends from foreign subsidiaries, net operating loss deduction limitations, a base erosion, anti-tax abuse tax and a deduction for foreign-derived intangible income and a new provision designed to tax global intangible low-taxed income.

We did not provide any current or deferred US federal income tax provision or benefit for the years ending December 31, 2020 and 2019 as we incurred tax losses during both of these years.

When it is more likely than not, that a tax asset cannot be realized through future income, we must record an allowance against any future potential future tax benefit.  We have provided a full valuation allowance against the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income

F-11

sufficient to realize the deferred tax assets during the carry forward periods.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 31, 2020 and 2019 as defined under ASC 740, "Accounting for Income Taxes." We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of the accumulated deficit on the balance sheet.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.

The sources and tax effects of the differences for the periods presented are as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Statutory U.S. Federal Income Tax Rate	21%	21%
State Income Taxes	5%	5%
Change in Valuation Allowance	(26)%	(26)%
Effective Income Tax Rate	0%	0%

A reconciliation of the income taxes computed at the statutory rate is as follows:

	Year Ended December 31, 2020	Year ended December 31, 2019
Tax credit (expense) at statutory rate (26%)	$9,516	$9,516
Increase in valuation allowance	(9,516)	(9,516)
Net deferred tax assets	$—	$—

As of December 31, 2020, the Company had a federal net operating loss carryforward of approximately $21,182. The federal net operating loss carryforward do not expire but may only be used against taxable income to 80%. In response to the novel coronavirus COVID-19, the Coronavirus Aid, Relief, and Economic Security Act temporarily repealed the 80% limitation for NOLs arising in 2018, 2019 and 2020. No tax benefit has been reported in the financial statements. The annual offset of this carryforward loss against any future taxable profits may be limited under the provisions of Internal Revenue Code Section 381 upon any future change(s) in control of the Company.

NOTE 7. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during years ended December 31, 2020 and 2019 and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

We were not party to any contractual obligations during years ended December 31, 2020 and 2019.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preferred Stock

We are authorized to issue 25,000,000 shares of preferred stock with a par value of $0.00001, with such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Preferred Stock.

1 share of Series A Preferred Stock and 24,999,999 shares of Series B Preferred Stock were designated effective July 27, 2015.

There are no remaining shares of preferred stock available for designation at this time.

F-12

Series A Preferred Stock

As of December 31, 2020, we were authorized to issue 1 share of Series A Preferred Stock with a par value of $0.00001.

One share of Series A Preferred Stock was issued and upstanding during the years ended December 31, 2020 and 2019.

The share of Series A Preferred Stock carries super majority voting rights such that it can vote the equivalent of 61% of all votable preferred and common stock at all times.

The share of Series A Preferred Stock is convertible into 1,000 shares of common stock at the option of the Holder.

As further discussed in Note 9 Subsequent Events below, effective May 29, 2021, the single outstanding share of Series A Preferred Stock was returned to us by the then controlling shareholder and cancelled by us, and a new share of Series A Preferred Stock was issued to the new controlling shareholder of the Company.

Series B Preferred Stock

As of December 31, 2020, we were authorized to issue 24,999,999 shares of Series B Preferred Stock with a par value of $0.00001.

No shares of Series B Preferred Stock were issued or outstanding during the years ended December 31, 2020 and 2019.

Each share of Series B Preferred Stock is entitled to one vote.

In the event of a liquidation, each share of Series B Preferred Stock is entitled to $1.00 per share distribution before any distribution is made to holders of any stock ranking junior to the Series B Preferred Stock.

Each share of series B Preferred Stock is convertible into 100,000 common shares of the Company.

Common Stock

As of December 31, 2020, we were authorized to issue 15,000,000,000 shares of common stock with a par value of $0.0001.

No shares of common stock were issued during the years ended December 31, 2020 and 2019.

During the years ended December 31, 2020 and 2019, 5,850,705,874 shares of common stock were issued and outstanding.

Warrants

No warrants were issued or outstanding during the years ended December 31, 2020 and 2019

Stock Options

We currently have no stock option plan.

No stock options were issued or outstanding during the years ended December 31, 2020 and 2019.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events after December 31, 2020, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined there have been no subsequent events for which disclosure other than as described below:

Effective May 29, 2021, we entered into an agreement with Corporate Excellence Consulting Inc. (“CECI”), our then controlling shareholder, and Mr. David Cutler (“Mr. Cutler”) (“the Agreement”) under which:

-	CECI surrendered, and we cancelled, the single outstanding share of Series A Preferred Stock. The single outstanding share of Series A Preferred Stock carried super preferred voting rights enabling the holder to vote the equivalent of 61% of all voteable preferred and common shares issued and outstanding,

F-13

-	We issued a new share of Series A Preferred Stock, carrying the same super preferred voting rights described above, to Mr. Cutler. As a consequence of this issuance, Mr. Cutler became our new controlling shareholder,

-	Mr. Cutler was appointed as a director of ours and as our Chief Financial Officer,

-	Mr. Cutler paid $5,000 to CECI on our behalf as a partial repayment of the outstanding fees due by us to CECI,

-	Mr. Cutler undertook to pay a further $30,000 on our behalf as a full and final settlement of the outstanding fees due by us to CECI, such payment to be made on the approval by FINRA of a proposed name change and reverse stock split,

-	CECI agreed to accept the $35,000 to be paid to them by Mr. Cutler on our behalf in full and final settlement of the outstanding fees due by us to CECI.

The initial payment of $5,000 to CECI was made by Mr. Cutler as agreed.

There is no guarantee that it will be possible to complete the remaining terms of the Agreement.

F-14

ATLAS TECHOLOGY GROUP, INC.

CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX-MONTH PERIOD ENDED JUNE 30, 2021

F-15

CONDENSED UNAUDITED FINANCIAL STATEMENTS FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2021
COVER PAGE	F-16
CONDENSED UNAUDITED BALANCE SHEETS AS OF JUNE 30, 2021 AND DECEMBER 31, 2020	F-17
CONDENSED UNAUDITED STATEMENTS OF OPERATIONS FOR THE THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2021	F-18
CONDENSED UNAUDITED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT FOR THE THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2021	F-19
CONDENSED UNAUDITED STATEMENTS OF CASH FLOWS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2021	F-20
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS FOR THE THREE- AND SIX-MONTH PERIODS ENDED JUNE 30, 2021	F-21

F-16

ATLAS TECHNOLOGY GROUP, INC.
CONDENSED UNAUDITED BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2021	2020

ASSETS

Current Assets
Cash and Cash Equivalents	$—	$—

Total Current Assets	—	—

Total Assets	$—	$—

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	$3,000	$9,470
Accruals - Related Parties	87,000	72,000
Note Payable - Related Party	8,400	—

Total Current Liabilities	98,400	81,470

Total Liabilities	98,400	81,470

Commitments and Contingencies (Note 7)

Shareholders' Deficit
Series A Preferred Stock, $0.00001 value, 1 share
authorized, 1 share issued and outstanding	39,900	176,360
Series B Preferred Stock, $0.00001 par value, 24,999,999 authorized,
0 shares issued or outstanding	—	—
Common Stock, $0.00001 par value, 15,000,000,000 shares
authorized, 5,850,705,874 shares issued and outstanding	58,507	58,507
Additional Paid In Capital	30,707,342	30,530,982
Retained Deficit	(30,904,149)	(30,847,319)

Total Shareholders' Deficit	(98,400)	(81,470)

Total Liabilities and Shareholders' Deficit	$0	$0

The accompanying notes are an integral part of these condensed unaudited financial statements

F-17

ATLAS TECHNOLOGY GROUP, INC.
CONDENSED UNAUDITED STATEMENTS OF OPERATIONS

	FOR THE		FOR THE
	THREE-MONTHS ENDED		SIX-MONTHS ENDED
	JUNE 30,		JUNE 30,
	2021	2020	2021	2020

REVENUE	$—	$—	$—	$—

EXPENSES
General and administrative expenses	51,950	9,150	61,100	18,300
Gain on partial settlement of liability	(4,270)	—	(4,270)	—

Total Expenses	47,680	9,150	56,830	18,300

OPERATING LOSS	(47,680)	(9,150)	(56,830)	(18,300)

OTHER (INCOME) EXPENSE	—	—	—	—

INCOME (LOSS) BEFORE TAXES	(47,680)	(9,150)	(56,830)	(18,300)

TAXES	—	—	—	—

NET INCOME (LOSS)	$(47,680)	$(9,150)	$(56,830)	$(18,300)

Net Income (Loss) per Common Share: Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding: Basic and Diluted	5,850,705,874	5,850,705,874	5,850,705,874	5,850,705,874

The accompanying notes are an integral part of these condensed unaudited financial statements

F-18

ATLAS TECHNOLOGY GROUP, INC.
CONDENSED UNAUDITED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

						Retained
					Additional	Earnings /
	Series A Preferred Shares		Common Shares		Paid-In	(Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit)	Total

Balance at December 31, 2019	1	$176,360	5,850,705,874	$58,507	$30,530,982	$(30,810,719)	$(44,870)

Net loss for the quarter	—	—	—	—	—	(9,150)	(9,150)

Balance at March 31, 2020	1	$176,360	5,850,705,874	$58,507	$30,530,982	$(30,819,869)	$(54,020)

Net loss for the quarter	—	—	—	—	—	(43,192)	(43,192)

Balance at June 30, 2020	1	$176,360	5,850,705,874	$58,507	$30,530,982	$(30,863,061)	$(97,212)

Balance at December 31, 2020	1	$176,360	5,850,705,874	$58,507	$30,530,982	$(30,847,319)	$(81,470)

Net loss for the quarter	—	—	—	—	—	(9,150)	(9,150)

Balance at March 31, 2020	1	$176,360	5,850,705,874	$58,507	$30,530,982	$(30,856,469)	$(90,620)

Cancellation of Series A Preferred Stock	(1)	(176,360)	—	—	176,360	—	0

Issuance of Series A Preferred Stock	1	39,900	—	—	—	—	39,900

Net loss for the quarter	—	—	—	—	—	(47,680)	(47,680)

Balance at June 30, 2020	1	$39,900	5,850,705,874	$58,507	$30,707,342	$(30,904,149)	$(98,400)

The accompanying notes are an integral part of these condensed unaudited financial statements

F-19

ATLAS TECHNOLOGY GROUP, INC.
CONDENSED UNAUDITED STATEMENTS OF CASH FLOWS

	FOR THE
	SIX-MONTHS ENDED
	JUNE 30,
	2021	2020

Cash Flows from Operating Activities:

Net Income (Loss)	$(56,830)	$(18,300)
Adjustments to reconcile net income (loss) to
net cash from operating activities
Compensation paid in preferred stock	39,900	—
Gain on partial settlement of liability	(4,270)	—

Changes in working capital items:
Accounts payable	(2,200)	300
Accruals - related parties	15,000	18,000

Net Cash Flows Used in Operating Activities	(8,400)	0

Net Cash Flows Used in Investing Activities	—	—

Cash Flows from Financing Activities
Note payable - related party	8,400	—

Net Cash Flows From Investing Activities	8,400	—

Net Change in Cash:	0	0

Beginning Cash:	$—	$—

Ending Cash :	$0	$0

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

The accompanying notes are an integral part of these condensed unaudited financial statements

F-20

ATLAS TECHNOLOGY GROUP, INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

NOTE 1. NATURE OF OPERATIONS

Nature of Business

Atlas Technology Group, Inc., a Florida corporation, (“Atlas”, “the Company”, “We", "Us" or “Our’) is a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. No potential merger candidate has been identified at this time.

Effective May 29, 2021, we entered into an agreement with Corporate Excellence Consulting Inc. (“CECI”), our then controlling shareholder, and Mr. David Cutler (“Mr. Cutler”) (“the Agreement”) under which:

-	CECI surrendered, and we cancelled, the single outstanding share of Series A Preferred Stock. The single outstanding share of Series A Preferred Stock carried super preferred voting rights enabling the holder to vote the equivalent of 61% of all voteable preferred and common shares issued and outstanding,

-	We issued a new share of Series A Preferred Stock, carrying the same super preferred voting rights described above, to Mr. Cutler. As a consequence of this issuance, Mr. Cutler became our new controlling shareholder,

-	Mr. Cutler was appointed as a director of ours and as our Chief Financial Officer,

-	Mr. Cutler paid $5,000 to CECI on our behalf as a partial repayment of the outstanding fees due by us to CECI,

-	Mr. Cutler undertook to pay a further $30,000 on our behalf as a full and final settlement of the outstanding fees due by us to CECI, such payment to be made on the approval by FINRA of a proposed name change and reverse stock split,

-	CECI agreed to accept the $35,000 to be paid to them by Mr. Cutler on our behalf in full and final settlement of the outstanding fees due by us to CECI.

The initial payment of $5,000 to CECI was made by Mr. Cutler as agreed.

There is no guarantee that it will be possible to complete the remaining terms of the Agreement.

History

Atlas was incorporated in the state of Nevada in August 1996 under the name Pan World Corporation. In November 1999, the Company changed its name to Tribeworks, Inc. and redomiciled to the state of Delaware. In August 2007, the Company changed its name to Atlas Technology Group, Inc. In August 2015, the Company redomiciled to the State of Florida. In December 2015, the Company changed its name to Moxie Motion Pictures, Inc. In November 2018, the Company changed its name back to Atlas Technology Group, Inc.

Since its Inception in August 1996, the Company has at various times been involved in the following business activities: software sales, provision of information technology application support services, distribution of energy efficient lighting products and movie production and talent management.

By December 31, 2018, the Company had ceased all operations and had disposed of all its former operating subsidiaries.

F-21

Impact of the COVID-19 Pandemic

We have not commenced operations as yet and consequently have not been directly impacted by the Covid-19 outbreak at this time. However, the detrimental effect of the Covid-19 outbreak on the economy as a whole may have a detrimental impact on our ability to raise funding and identify an entity to merge with for the foreseeable future. We are unable to predict with any certainty the ultimate impact Covid-19 outbreak on our plans at this time.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern, which contemplate the realization of assets and the liquidation of liabilities in the normal course of business. We have no ongoing business or income and for the six-month period ended June 30, 2021 we incurred a loss of $56,830 and had an accumulated deficit of $30,904,149 as of June 30, 2021. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to GAAP and have been consistently applied. The Company has selected December 31 as its financial year end.

Interim Financial Statements

The accompanying unaudited interim condensed financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in shareholders’ deficit and cash flows as of June 30, 2021 and for the related periods presented, have been included. The results for the three and six-month periods ended June 30, 2021 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto for the years ended December 31, 2020 and 2019 included on pages F-1 to F-15 of this Form 10.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of June 30, 2021 and December 31, 2020, our cash balances were $0.

Fair Value Measurements:

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

F-22

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our accounts payable, accrued expenses - related parties and note payable – related party. The carrying amount of our accounts payable, accrued expenses- related parties and note payable – related party approximates their fair values because of the short-term maturities of these instruments

Related Party Transactions:

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Notes 5, 6 and 8 below for details of related party transactions in the period presented.

Leases:

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in our balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liability represent the obligation to make lease payment arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases doesn’t provide an implicit rate. We generally use the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating ROU asset also includes any lease payments made and exclude lease incentives. Lease expense for lease payment is recognized on a straight-line basis over lease term.

The Company was not party to any lease transaction during the three and six months ended June 30, 2021 and 2020.

Income Taxes:

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions:

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long-term liabilities in the financial statements.

F-23

Revenue Recognition:

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

As the Company had no business operations during the three and six months ended June 30, 2021 and 2020, we have not identified specific planned revenue streams.

During the three and six-month periods ended June 30, 2021 and 2020, we did not recognize any revenue.

Advertising Costs:

We expense advertising costs when advertisements occur. No advertising costs were incurred during the three and six-month periods ended June 30, 2021 and 2020.

Stock-Based Compensation:

The cost of equity instruments issued to non-employees in return for goods and services is measured by the fair value of the equity instruments issued in accordance with ASC 718, “Compensation - Stock Compensation.” Measurement date for non-employees is the grant date of the stock-based compensation. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued.

Net Loss per Share Calculation:

Basic earnings (loss) per common share ("EPS") is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Recently Accounting Pronouncements:

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

NOTE 4. ACCOUNTS PAYABLE

As of June 30, 2021 and December 31, 2020, the balance of accounts payable totaled $3,000 and $9,470 respectively.

These balances were owed to the Company’s share transfer agent.

NOTE 5. ACCRUED EXPENSES - RELATED PARTIES

As of June 30, 2021 and December 31, 2020, the balance of accruals - related parties totaled $87,000 and $72,000 respectively.

These accruals relate to consulting fees due our current controlling shareholder, director and chief financial officer ($5,000 and $0, respectively) and our former controlling shareholder ($82,000 and $72,000 respectively).

F-24

NOTE 6. NOTE PAYABLE – RELATED PARTY

As of June 30, 2021 and December 31, 2020, the balance of notes payable – related party totaled $8,400 and $0 respectively

Our new controlling shareholder, director and chief financial officer, advanced to us $8,400, by way of a promissory note to finance our working capital requirements.

The promissory note is unsecured, due on demand and interest free.

NOTE 7. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the three and six-month periods ended June 30, 2021 or 2020, and, to the best of our knowledge, no legal proceedings are pending or threatened.

Contractual Obligations

We are not party to any contractual obligations at this time.

NOTE 8. SHAREHOLDERS’ DEFICIT

Preferred Stock

We are authorized to issue 25,000,000 shares of preferred stock with a par value of $0.00001, with such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Preferred Stock.

1 share of Series A Preferred Stock and 24,999,999 shares of Series B Preferred Stock were designated effective July 27, 2015.

There are no remaining shares of preferred stock available for designation at this time.

Series A Preferred Stock

As of June 30, 2021, we were authorized to issue 1 share of Series A Preferred Stock with a par value of $0.00001.

1 share of Series A Preferred Stock was issued and outstanding as of December 31, 2020.

The share of Series A Preferred Stock carried super majority voting rights such that it can vote the equivalent of 61% of all votable preferred and common stock at all times.

The share of Series A Preferred Stock was convertible into 1,000 shares of common stock at the option of the Holder.

As described above, effective May 29, 2021, the 1 existing issued share of Series A Preferred Stock was returned to us by of former controlling shareholder and cancelled by us.

Further on May 29, 2021, we issued a new share of Series A Preferred Stock, valued by an independent, third party valuation company at $39,900, as compensation to our new controlling shareholder, director and Chief Financial Officer.

The new share of Series A Preferred Stock carries the same super majority voting rights as before such that it can vote the equivalent of 61% of all votable preferred and common stock at all times.

However, the new share of Series A Preferred Stock is now convertible into such number of shares of common equal to 61% ownership of the common stock of the Company at the option of the Holder.

F-25

Series B Preferred Stock

As of June 30, 2021, we were authorized to issue 24,999,999 shares of Series B Preferred Stock with a par value of $0.00001.

No shares of Series B Preferred Stock were issued or outstanding during the three- and six-months periods ended June 30, 2021 and 2020.

Each share of Series B Preferred Stock is entitled to one vote.

In the event of a liquidation, each share of Series B Preferred Stock is entitled to $1.00 per share distribution before any distribution is made to holders of any stock ranking junior to the Series B Preferred Stock.

Each share of series B Preferred Stock is convertible into 100,000 common shares of the Company.

Common Stock

As of June 30, 2021, we were authorized to issue 15,000,000,000 shares of common stock with a par value of $0.0001.

No shares of common stock were issued during the three- and six-month periods ended June 30, 2021 and 2020.

As of June 30, 2021 and December 31, 2020, 5,850,705,874 shares of common stock were issued and outstanding.

Warrants

No warrants were issued or outstanding during the three- and six-month periods ended June 30, 2021 and 2020

Stock Options

We currently have no stock option plan.

No stock options were issued or outstanding during the three- and six-month periods ended June 30, 2021 and 2020.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events after June 30, 2021, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined there have been no subsequent events for which disclosure is required.

F-26